Company Contacts:
                                                        BioNovo, Inc.
                                                        Jim Stapleton
                                                        Chief Financial Officer
                                                        Phone:  510.601.2000
                     BioNovo                            jim@bionovo.com
                                                        ---------------

                                                        Media:
                                                        Jennifer Larson
                                                        Phone: 415.409.2729
                                                        jlarson@labfive.com
                                                        ---------------

                                                        Investors:
                                                        Jordan Silverstein
                                                        Investor Relations Group
                                                        Phone: 212.825.3210


                 BIONOVO CLOSES $15.7 MILLION PRIVATE PLACEMENT

         Financing Will Be Used For Ongoing and New Product Development

Emeryville, CA, January 22, 2007 - Bionovo, Inc. (OTC BB: BNVI) today announced that it closed on the private sale of shares of common stock to a select group of individual and institutional investors for gross proceeds of $15.7 million.

Participating in this round were RA Capital, Paramount, BioCapital Asset Management, Ironwood Capital a group of new and existing private shareholders. Cambria Capital, LLC and Blaylock & Company, Inc. acted as the exclusive placement agents.

"We are pleased with the quality of the investors in this financing and their support of our development initiatives," said Isaac Cohen, chief executive officer of Bionovo. "This raise significantly strengthens our balance sheet and provides greater flexibility for advancing our clinical programs, such as our lead drug MF101 for menopausal hot flashes, BZL101, our lead candidate for advanced breast cancer, and VG101 for menopausal vaginal dryness."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Bionovo, Inc.

Bionovo is a drug development company focusing on the discovery of novel pharmaceutical agents for cancer and women's health. The company has two drugs in clinical testing. MF101 is in Phase 2 for quality of life conditions associated with menopause and BZL101 is in Phase 1/2 for the treatment of advanced breast cancer. The company has an additional pipeline of drugs in development for breast cancer, pancreatic cancer and other menopausal symptoms with a total of 5 drug candidates expected to be in clinical trials by the end of 2007. The company is developing its products in close collaboration with leading U.S. academic research centers, including the University of California, San Francisco, University of Colorado Health Sciences Center, University of California, Berkeley, and the University of Texas Southwestern Medical Center in Dallas, TX. For further information please visit: http://www.bionovo.com.

Forward-Looking Statements
This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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